Exhibit 21.
                                                                     -----------

                        SUBSIDIARIES OF THE REGISTRANT


                                                               Place of                Percentage of
    Name of Company                                         Incorporation             Voting Securities
    ---------------                                         -------------             -----------------

ASF Thomas Limited                                           United Kingdom                    100%
ASF Thomas Industries Holding Deutschland GmbH               Germany                           100%
ASF Thomas Industries GmbH, Puchheim                         Germany                           100%
ASF Thomas Industries GmbH, Memmingen                        Germany                           100%
ASF Thomas Industries GmbH, Wuppertal                        Germany                           100%
ASF Thomas Industries GmbH & Co. KG, Wuppertal               Germany                           100%
ASF Thomas Industries Schweiz GmbH                           Switzerland                       100%
Blue Grass Holdings Inc.                                     Nevada                            100%
Rietschle Altus Air and Vacuum Ltd.                          New Zealand                        75%
Rietschle Australia Pty. Ltd.                                Australia                         100%
Rietschle Brasil Ltda.                                       Brazil                            100%
Rietschle B.V.                                               Netherlands                       100%
Rietschle Hong Kong Ltd.                                     Hong Kong                         100%
Rietschle Italia S.p.A.                                      Italy                              80%
Rietschle Inc.                                               Maryland                          100%
Rietschle Ireland Ltd.                                       Ireland                           100%
Rietschle Japan Ltd.                                         Japan                             100%
Rietschle Korea Co. Ltd.                                     Korea                             100%
Rietschle S.A.                                               Switzerland                       100%
Rietschle S.A.S.                                             France                            100%
Rietschle Scandinavia AB                                     Sweden                            100%
Rietschle Scandinavia A/S                                    Denmark                           100%
Rietschle Service lle de France S.A.R.L.                     France                            100%
Rietschle Trading AG i.G.                                    Switzerland                       100%
Rietschle Trading (Shanghai) Co. Ltd.                        China                             100%
Rietschle UK Ltd.                                            United Kingdom                    100%
Rietschle Vuotimipianti S.p.A.                               Italy                              80%
TIWR Holding GmbH & Co. K.G.                                 Germany                           100%
TIWR U.K. Limited                                            United Kingdom                    100%
TIWR Verwaltungs GmbH                                        Germany                           100%
T.I. Industries Corporation                                  Delaware                          100%
TI France S.A.S.                                             France                            100%
TI Luxembourg S.A.R.L.                                       Luxembourg                        100%
TI Netherlands Holdings C.V.                                 Netherlands                       100%
TI Pneumotive, Inc.                                          Delaware                          100%
Thomas Canadian Holdings Inc.                                Delaware                          100%
Thomas Group U.K., Inc.                                      Delaware                          100%
Thomas Imports, Inc.                                         Nevada                            100%
Thomas Industries Asia Pacific, Inc.                         Delaware                          100%
Thomas Industries Asia Pacific, Ltd.                         Hong Kong                         100%
Thomas Industries Australia Pty. Ltd.                        Australia                         100%
Thomas Industries Japan, Ltd.                                Japan                             100%
Thomas Industries Export, Inc.                               U.S. Virgin Islands               100%
Thomas Industries Holdings Inc.                              Delaware                          100%
Thomas-Oberdorfer Pumps, Inc.                                Delaware                          100%
Tupelo Holdings Inc.                                         Delaware                          100%
Welch Vacuum Technology, Inc.                                Delaware                          100%
Werie (Far East) Co. Ltd., Taiwan Branch                     Hong Kong                         100%
Werner Rietschle Verwaltungs GmbH                            Germany                           100%
Werner Rietschle GmbH & Co. K.G.                             Germany                           100%

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